UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 21, 2023

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2023, Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated June 6, 2023 (the “Merger Agreement”), with Resistance Acquisition, Inc., a Delaware corporation (“Parent”), a subsidiary owned by Gurnet Point Capital, LLC and Resistance Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. On September 21, 2023, the Company completed the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each:

i.

share of common stock, par value $0.001 per share (each, a “Share”), of the Company (the “Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) each Share held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (ii) Shares held by stockholders who were entitled to demand, and properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL) was cancelled and retired and automatically converted into the right to receive (x) $2.15, payable to the holder thereof in cash, without interest (the “Cash Consideration”) but subject to reduction for any applicable withholding taxes payable in respect thereof and (y) one contractual contingent value right (a “CVR”) representing the right to receive $0.85 upon the satisfaction of certain conditions specified in the Contingent Value Right Agreement (the “CVR Agreement”) entered into between Parent and Equiniti Trust Company, LLC (the Cash Consideration and one CVR, collectively, the “Merger Consideration”);

ii.	stock option granted by the Company to purchase Common Stock (each, a “Company Stock Option”) that was outstanding and unvested immediately prior to the Effective Time vested in full;

iii.

Company Stock Option that had an exercise price per Share that was less than the Cash Consideration (an “In-the-Money Option”) that was outstanding was cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option became entitled to receive (without interest), (A) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Cash Consideration over the applicable exercise price per Share under such Company Stock Option, and (B) a right to receive with respect to each Share under such In-the-Money Option, a cash payment in the amount of $0.85 (less applicable tax withholdings) subject to and upon satisfaction of the conditions to payment of CVRs set forth in the CVR Agreement (the “CVR Payment”);

iv.

Company Stock Option with an exercise price per Share that was greater or equal to the Cash Consideration and less than $3.00 (each, a “CVR In-the-Money Option”) was cancelled and, in exchange therefor, the holder of such cancelled CVR In-the-Money Option became entitled to receive (without interest), in respect of the cancellation of such CVR In-the-Money Option, (A) if the conditions to payment of CVRs set forth in the CVR Agreement are satisfied, a right to receive an amount in cash (less applicable tax withholdings) equal to (1) the excess, if any, of (x) the sum of the Cash Consideration plus the CVR Payment over (y) the applicable exercise price per Share under such CVR In-the-Money Option multiplied by (2) the total number of Shares subject to such CVR In-the-Money Option immediately prior to the Effective Time, or (B) if the conditions to payment of CVRs set forth in the CVR Agreement are not satisfied, no consideration;

v.

Company restricted stock unit (“Company RSU”) and Company performance stock unit (“Company PSU” and, together with the Company RSUs, the “Company Equity Awards”), except as otherwise agreed in certain subscription agreements entered into between Resistance TopCo L.P., the Company, and certain management employees and former management employees of the Company, concurrently with the execution and delivery of the Merger Agreement (each a “Subscription Agreement”), that was outstanding was cancelled, and the holder of such cancelled Company Equity Award became entitled, in exchange therefor, to receive (without interest and less applicable tax withholdings) (i) an amount in cash equal to the product of (A) the total number of Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (B) the Cash Consideration, and (ii) a CVR Payment for each Share subject thereto (the “Equity Award Consideration”); provided, that any payment of the Equity Award Consideration in respect of an unvested Company Equity Award will remain subject to the same vesting conditions as were applicable to such Company Equity Award immediately prior to the Effective Time and shall only become payable to the holder of such cancelled Company Equity Award to the extent such vesting conditions are satisfied following the Closing (as defined in the Merger Agreement) (including by reason of any qualifying employment termination in the case of any Company Equity Award with double-trigger severance protection pursuant to the terms of a Company Equity Plan, a Company Equity Award agreement, an employment agreement or the Company’s Amended and Restated Change in Control Severance Plan);

vi.

Company Stock Option that was not an In-the-Money Option or a CVR In-the-Money Option was cancelled for no consideration. As of the Effective Time, all holders of Company Stock Options ceased to have any rights with respect thereto, except the right to receive the amounts described in clauses (iii) and (iv) above in accordance with the Merger Agreement and all holders of Company Equity Awards ceased to have any rights with respect thereto, except the right to receive the Equity Award Consideration in accordance with the Merger Agreement and, if applicable, the Subscription Agreement; and

vii.	warrant to purchase Common Stock (“Company Warrant”) was cancelled for no consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On September 21, 2023, in connection with the Merger, Parent and Resistance Intermediate, Inc., a Delaware corporation, entered into a credit agreement (the “Credit Agreement”) with Oaktree Fund Administration, LLC as administrative agent (the “Administrative Agent”) and certain lenders party thereto.

The Credit Agreement provides for a $175.0 million senior secured first-lien term loan facility (the “Term Loan Facility” and the loans thereunder, the “Term Loan”). The proceeds of the Term Loan were used on the closing date under the Credit Agreement to, among other things, finance the transactions contemplated by the Merger Agreement, refinance certain existing indebtedness of the Company and pay related fees and expenses.

The Credit Agreement contains representations and warranties, covenants (including financial covenants) and events of default customary for agreements of this type.

Supplemental Indenture for Convertible Notes

In connection with the consummation of the Merger, the Company and U.S. Bank Trust Company, National Association (f/k/a U.S. Bank National Association), as trustee (the “Trustee”), entered into a First Supplemental Indenture, dated as of September 21, 2023, which amends and supplements the Base Indenture, dated as of April 23, 2018, by and between the Company and the Trustee (the “Base Indenture”), governing the Company’s 4.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”) in the aggregate outstanding principal amount of approximately $165,000,000. The First Supplemental Indenture was entered into to provide for a change in the conversion right of the Notes resulting from the Merger.

The First Supplemental Indenture provides that, from and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the Notes based on a number of Shares equal to the Conversion Rate (as defined in the First Supplemental Indenture) in effect immediately prior to the Merger will be changed into a right to convert such principal amount of Notes based on a number of units of reference property equal to the

Conversion Rate consisting of (i) prior to the Milestone Payment Date (as defined in the CVR Agreement), $2.15 in cash and one (1) CVR, and (ii) after the occurrence of the Milestone Payment Date, $2.15 in cash plus the Milestone Payment Amount (as defined in the CVR Agreement) in cash.

The foregoing description of the Base Indenture and the First Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Base Indenture, which was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2018, and is incorporated into this Item 1.01 of this Current Report on Form 8-K (this “Current Report”) by reference, and the full text of the First Supplemental Indenture, which is included as Exhibit 10.1 hereto, is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on September 21, 2023, the Company repaid in full and terminated (i) the Loan Agreement, dated December 31, 2020, by and between PRTK SPV2 LLC, a wholly owned subsidiary of the Company, as borrower, and R-Bridge Healthcare Cayman AIV, L.P., as lender, and (ii) the Loan Agreement, dated February 26, 2019, by and between the Paratek Royalty Corporation, a wholly owned subsidiary of the Company, as borrower, and Healthcare Royalty Partners III, L.P., as lender.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 21, 2023, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The disclosure set forth in the Introductory Note of this Current Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 21, 2023, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The disclosure set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on September 21, 2023, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading of the Shares effective as of the morning of September 21, 2023 prior to market open and suspend trading in the Shares following market close on the evening of September 21, 2023 , and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares of Common Stock from Nasdaq and the deregistration of such Shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Merger, at the Effective Time, holders of Shares of Common Stock, Company Stock Options, Company Equity Awards and Company Warrants ceased to have any rights with respect thereto, other than the right to receive (a) with respect to Shares of Common Stock, the Merger Consideration, as described in clause (i) of the Introductory Note (b) with respect to Company Stock Options, the amounts in exchange for In-the-Money

Options and CVR In-the-Money Options, as described in clauses (ii), (iii) and (iv), respectively, of the Introductory Note and (c) with respect Company Equity Awards, the Equity Award Consideration, as described in clause (v) of the Introductory Note.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through (i) equity commitment entered into with GPC WH Fund LP in an aggregate amount of $300.0 million and (ii) a debt commitment entered into with a commitment party in an aggregate principal amount of $175.0 million, as described in the Company’s definitive proxy statement filed with the SEC on August 2, 2023.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Items 2.01, 3.01, 5.02 and 5.03 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, at the Effective Time, each of the directors of the Company (Minnie V. Baylor-Henry, Michael F. Bigham, Evan Loh, M.D., Thomas J. Dietz, Ph.D., Timothy R. Franson, M.D., Rolf K. Hoffman, Kristine Peterson, Robert S. Radie and Jeffrey Stein, Ph.D.) resigned as directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

As of the Effective Time, in accordance with the Merger Agreement, Stacy Seltzer and Adam Dilluvio, the directors of Merger Sub immediately prior to the Effective Time, became directors of the Company.

Officers

As of the Effective Time, in accordance with the Merger Agreement, the executive officers of the Company immediately prior to the Merger remained in their respective positions as the executive officers of the Company.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company, and the amended and restated bylaws of the Company as in effect immediately prior to the Merger were each further amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report and the disclosure set forth in Item 2.01 of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release announcing completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 6, 2023, by and among the Company, Resistance Acquisition, Inc. and Resistance Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 7, 2023).

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Amended and Restated Bylaws of the Company (filed herewith).

10.1	First Supplemental Indenture, dated as of September 21, 2023, by and between the Company and U.S. Bank Trust Company, National Association (f/k/a U.S. Bank National Association), as trustee (filed herewith).

99.1	Press Release issued on September 21, 2023 (filed herewith).

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: September 21, 2023	By:	/s/ William M. Haskel
Name: William M. Haskel
Title: Chief Legal Officer, General Counsel and Corporate Secretary